Exhibit 10.21

Time-Based RSU Award Agreement – LTI Awards

CROSSFIRST BANKSHARES, INC.

2018 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Date of Grant:

Number of Restricted Stock Units Granted:

This Restricted Stock Unit Award Agreement (this “RSU Award Agreement”), is entered into on ___________________________, by and between CrossFirst Bankshares, Inc., a Kansas Corporation (the “Company”) and _________________ (the “Grantee”).

RECITALS:

A.   Effective October 24, 2019, the Company adopted the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, grant Restricted Stock Units to eligible Service Providers of the Company and its Affiliates.

B.   The Grantee is a Service Provider of the Company or one of its Affiliates, and the Company desires to grant to the Grantee Restricted Stock Units relating to the Company’s Shares on the terms and conditions reflected in this RSU Award Agreement and the Plan.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.   Incorporation of the Plan. All provisions of this RSU Award Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan, the terms of which are incorporated herein by reference, and the powers of the Committee therein provided. Capitalized terms used in this RSU Award Agreement but not defined herein have the meanings set forth in Plan.

Section 2.   Grant of Restricted Stock Units. As of the Date of Grant identified above, the Company hereby grants to the Grantee and credits to a separate account maintained on the books of the Company (“Account”) that number of Restricted Stock Units identified above opposite the heading “Number of Restricted Stock Units Granted” (the “RSUs”). On any date, the value of each RSU shall equal the Fair Market Value of a Share and each RSU shall alternatively represent a right to receive one Share, if the applicable terms and conditions are satisfied. The Grantee’s interest in the Account shall make the Grantee only a general, unsecured creditor of the Company. Unless otherwise provided for in the Plan, the RSUs may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. The rights of the Grantee with respect to the RSUs shall remain forfeitable at all times prior to the date or dates (each a “Vesting Date”) on which such rights are vested in accordance with Section 3 below.

Time-Based RSU Award Agreement

Section 3.   Vesting and Settlement of RSUs. The RSUs may be settled by delivering to the Grantee or his or her Beneficiary, as applicable, either, as determined by the Company in its sole discretion, (a) an amount of cash equal to the Fair Market Value of a Share as of the Vesting Date multiplied by the number of Shares underlying the RSUs held by the Grantee (or a specified portion of the RSUs in the event of any partial vesting), or (b) a number of Shares equal to the whole number of Shares underlying the RSUs then held by the Grantee (or a specified portion of the RSUs in the event of any partial vesting). The date on which the Company pays cash or issues Shares to the Grantee in connection with vesting of an RSU is the settlement date.

Except as specifically provided elsewhere under the Plan or in this RSU Award Agreement, the restrictions on the RSUs will lapse and the RSUs will be vested in accordance with the schedule set forth below:

Vesting Date	Percentage of RSUs Vested
_______	_______%
_______	_______%
_______	_______%
_______	_______%
_______	_______%

Notwithstanding the foregoing, (a) if the Grantee’s position as a Service Provider with the Company or any of its Affiliates is terminated by reason of the Grantee’s death or Disability, the Vesting Date for all of the RSUs automatically will be accelerated to the date of the Grantee’s termination as a Service Provider; or (b) if the Grantee resigns his or her position as a Service Provider with the Company or any of its Affiliates due to Retirement, the unvested RSUs shall not be forfeit upon Grantee’s Retirement and shall instead be settled in accordance with the vesting schedule shown above (i.e., the specified percentage of RSUs shall be settled no later than the 60th day following each original Vesting Date shown on the vesting schedule above that occurs after the date on which the Grantee resigns his or her position as a Service Provider due to Retirement). For purposes of this RSU Award Agreement, “Retirement” shall mean the Grantee resigning his or her position as a Service Provider with the Company or any of its Affiliates after the first anniversary of the Date of Grant and after (i) attaining age 55, (ii) providing 10 years of service to the Company or its Affiliates (for purposes of this RSU Award Agreement, a “year of service” is a consecutive 365 day period during which the Grantee served as a Service Provider), and (iii) six months have elapsed from the date the Grantee provided the General Counsel and Corporate Secretary of the Company, or his or her designee(s), with advance written notice of the Grantee’s intent to resign due to Retirement.

Payment of the cash and/or Shares following a Vesting Date (or, in the case of a Grantee who has resigned his or her position as a Service Provider due to Retirement, each original “Vesting Date” listed on the vesting schedule above) shall be made by the Company to the Grantee as soon as administratively practicable, but no later than the 60th day following a Vesting Date (or, in the case of a Grantee who has resigned his or her position as a Service Provider due to Retirement, each original “Vesting Date” listed on the vesting schedule above).

Time-Based RSU Award Agreement

Section 4.   Cancellation of RSUs. Unless otherwise provided in this Section 4 or in the Plan, if, prior to the final Vesting Date, the Grantee’s position as a Service Provider to the Company or any of its Affiliates is terminated for any reason (other than the Grantee’s death, Disability, or Retirement) or no reason, the Grantee shall thereupon immediately forfeit any and all unvested RSUs, all such unvested RSUs shall be cancelled, and the Grantee shall have no further rights under this RSU Award Agreement. For purposes of this RSU Award Agreement, the transfer of employment between the Company and any of its Affiliates (or between Affiliates) shall not constitute a termination of the Grantee’s position as a Service Provider.

Section 5.   Dividends and Voting. Prior to an RSU’s settlement date, the Grantee shall be entitled to receive Dividend Equivalent payments for any dividends paid by the Company on Shares, whether payable in Stock, in cash or in kind, or other distributions, declared as of a record date that occurs on or after the Date of Grant hereunder and prior to any cancellation of such RSUs, provided that any such Dividend Equivalent payments shall be held in escrow by the Company and, be subject to the same rights, restrictions on transfer and conditions applicable to the underlying RSUs. In the event of cancellation of any or all of the RSUs, the Grantee will forfeit all Dividend Equivalent payments held in escrow and relating to the underlying cancelled RSUs. The Grantee will have no voting rights with respect to any of the RSUs.

Section 6.   Tax Withholding. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, or from any other compensation otherwise due to the Grantee, the amount of any federal, state, and local withholding obligations of the Company with respect to the RSUs. The Company will not deliver Shares to the Grantee under this RSU Award Agreement unless the Grantee has remitted (or in appropriate cases agrees to remit) or otherwise provided for the satisfaction of any withholding obligation. Unless specifically denied by the Committee, the Grantee may elect to satisfy any such withholding obligations by one or a combination of the following methods:

(a)         payment of an amount in cash equal to the amount to be withheld;

(b)         payment by tendering previously acquired Shares (either actually or by attestation) valued at the Share’s then Fair Market Value and equal to the amount to be withheld; or

(c)          requesting that the Company withhold from the Shares otherwise issuable to the Grantee Shares having a Fair Market Value equal to or less than the amount to be withheld.

To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from Shares otherwise issuable to the Grantee, any such withholding shall be in accordance with any rules or established procedures for election by Participants, including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, including any elections, the irrevocability of any election, or any special rules relating to a Grantee who is an officer of the Company within the meaning of Section 16 of the 1934 Act.

Time-Based RSU Award Agreement

In the event that the Grantee becomes eligible to resign his or her position as a Service Provider due to Retirement (i.e., when the Grantee has attained age 55 and provided 10 years of service to the Company or its Affiliates), for purposes of certain FICA tax withholding obligations, any unvested RSUs shall no longer be subject to a substantial risk of forfeiture as of the date the Grantee both attains age 55 and has provided 10 years of service to the Company or its Affiliates.

Section 7.   No Right to Continue as a Service Provider. Neither the Plan nor this RSU Award Agreement confers upon the Grantee any right to be retained in any position as an Employee, Consultant, or Director of the Company. Further, nothing in the Plan or this RSU Award Agreement shall be construed to limit the discretion of the Company to terminate the Grantee as a Service Provider at any time, with or without Cause.

Section 8.   Restrictive Covenants. In consideration for the granting of the RSUs and in addition to any other restrictive agreements that the Grantee may have entered into with the Company or an Affiliate, the Grantee accepts and agrees to be bound as follows (except in cases in which the following covenants conflict with the terms of any employment agreement between the Company or an Affiliate and the Grantee; in such cases the terms of such an employment agreement shall control):

8.1   Noncompetition. During the time the Grantee is a Service Provider of the Company or an Affiliate and until two years after the Grantee ceases to be a Service Provider of the Company or an Affiliate, the Grantee will not contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates.

8.2   Nonsolicitation of Company Service Providers. During the time the Grantee is a Service Provider of the Company or an Affiliate and until two years after the Grantee ceases to be a Service Provider of the Company or an Affiliate, the Grantee will not directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any other Service Provider of the Company or its Affiliates.

8.3   Nonsolicitation of Company Customers. During the time the Grantee is a Service Provider of the Company or an Affiliate and until two years after the Grantee ceases to be a Service Provider of the Company or an Affiliate, the Grantee will not directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates.

Time-Based RSU Award Agreement

8.4   No Detrimental Communications. The Grantee agrees not to disclose or cause to be disclosed at any time any untrue, negative, adverse or derogatory comments or information about the Company, any Affiliate, about any product or service provided by the Company, or about prospects for the future of the Company.

8.5   Confidentiality. The Grantee acknowledges that it is the policy of the Company to maintain as confidential all customer lists and information relating to the Company’s customers, their businesses, operations, employees and customers (“Confidential Information”). The Grantee recognizes that the Confidential Information is the sole and exclusive property of the Company, and that disclosure of Confidential Information would cause damage to the Company. The Grantee shall not at any time disclose or authorize the disclosure of Confidential Information that (a) is disclosed to or known by the Grantee as result of, as a consequence of, or through the Grantee’s performance of services for the Company, (b) is not publicly or generally known outside the Company, and (c) relates in any manner to the Company’s business. This obligation will continue even though the Grantee’s service to the Company may have terminated. This Section 8.5 shall apply in addition to, and not in derogation of any other confidentiality agreements that may exist, now or in the future, between the Grantee and the Company.

8.6   Breach of Covenants. In the event of a breach of any of the covenants contained in this Section 8: (a) any unvested portion of the RSUs shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this RSU Award Agreement or the Plan; and (b) the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

Section 9.   Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued with respect to the RSUs unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

Section 10.   Notices. Any notice required to be delivered to the Company under this RSU Award Agreement shall be in writing and addressed to the General Counsel and Corporate Secretary of the Company at the Company’s principal corporate office. Any notice required to be delivered to the Grantee under this RSU Award Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or such other method approved by the Company) from time to time.

Time-Based RSU Award Agreement

Section 11.   Governing Law. This RSU Award Agreement will be construed and interpreted in accordance with the laws of the State of Kansas without regard to conflict of law principles.

Section 12.   Adjustments. If any change is made to the outstanding Stock or capital structure of the Company, if required, the RSUs shall be adjusted or terminated in any manner as contemplated by the Plan.

Section 13.   Amendment. This RSU Award Agreement may be amended in a manner that is materially adverse to the Grantee only by a writing executed by the parties hereto which specifically states that it is amending this RSU Award Agreement.

Section 14.   Clawback Policy. The RSUs may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to its executives under certain circumstances. Grantee acknowledges that the RSUs may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with Dodd Frank or as set forth in this RSU Award Agreement.

Section 15.   Interpretation. Any dispute regarding the interpretation of this RSU Award Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

Section 16.   Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this RSU Award Agreement.

Section 17.   Section 409A Compliance. Notwithstanding any provision of the Plan or this RSU Award Agreement to the contrary, (i) this RSU Award Agreement shall not be amended in any manner that would cause any amounts payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to this RSU Award Agreement and (ii) the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this RSU Award Agreement to reflect the intention that the Plan qualifies for exemption from or complies with Section 409A in a manner that as closely as practicable achieves the original intent of this RSU Award Agreement and with the least reduction, if any, in overall benefit to a Grantee to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. Neither the Company nor the Committee makes any representation that this RSU Award Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this RSU Award Agreement.

Time-Based RSU Award Agreement

Section 18.   Successors and Assigns. The Company may assign any of its rights under this RSU Award Agreement. This RSU Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this RSU Award Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

Section 19.   Severability. The invalidity or unenforceability of any provision of the Plan or this RSU Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this RSU Award Agreement, and each provision of the Plan and this RSU Award Agreement shall be severable and enforceable to the extent permitted by law.

Section 20.   No Impact on Other Benefits. The value of the Grantee’s RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 21.   Counterparts. This RSU Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this RSU Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 22.   Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this RSU Award Agreement.

Section 23.   Entire Agreement and Binding Effect. This RSU Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Except as expressly stated herein to the contrary, this RSU Award Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

[Signature Page Follows]

Time-Based RSU Award Agreement

The parties to this RSU Award Agreement have executed this RSU Award Agreement as of the date provided in the preamble to this agreement.

CROSSFIRST BANKSHARES, INC.

By:

Name:

Title:

[GRANTEE NAME]

By:

Name: